Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Government/Credit Bond ETF (ISHGOVCR) iShares iBonds Dec 2018 Corporate ETF (ISHIBDH) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares Core 1-5 Year USD Bond ETF (ISHISTB) iShares Aaa - A Rated Corporate Bond ETF (ISHQLTA)
BlackRock Alternative Strategies Fund - Trading Account
(ACS-TRD)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Low Duration Bond Portfolio (BR-LO)
GuideStone Funds Low Duration Bond Fund (GUIDE)
U.S. Total Bond Index Master Portfolio (MIP_AGG)
Nationwide Bond Index Fund (NW-BI)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)


The Offering

Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
12-01-2015

Security Type:
BND/CORP


Issuer
Citigroup Inc. (2018)

Selling
Underwriter
Citigroup Global Markets Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., BBVA
Securities Inc., Commerz Markets LLC,
Credit Suisse Securities (USA) LLC,
Deutsche Bank Securities Inc., KKR Capital
Markets LLC, Mitsubishi UFJ Securities
(USA), Inc., Natixis Securities Americas
LLC, RBS Securities Inc., Blaylock Beal
Van, LLC, Capital One Securities, Inc.,
CastleOak Securities, L.P., CIBC World
Markets Corp., C.L. King & Associates,
Inc., Danske Markets Inc., Fifth Third
Securities, Inc., ING Financial Markets
LLC, Lebenthal & Co., LLC, MFR Securities,
Inc., Mizuho Securities USA Inc., National
Bank of Canada Financial Inc., Nykredit
Bank A/S*, PNC Capital Markets LLC, RB
International Markets (USA) LLC, RedTail
Capital Markets, LLC, Regions Securities
LLC, Scotia Capital (USA) Inc., SMBC Nikko
Securities America, Inc., Standard
Chartered Bank*
SunTrust Robinson Humphrey, Inc., Telsey
Advisory Group LLC


Transaction Details
Date of Purchase
12-01-2015


Purchase
Price/Share
(per share / %
of par)
$99.986

Total
Commission,
Spread or
Profit
0.250%


1.	Aggregate Principal Amount Purchased
(a+b)
$104,283,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$28,575,000

b.  Other BlackRock Clients
$75,708,000

2.	Aggregate Principal Amount of
Offering
$1,650,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06320


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:12-03-2015

Global Syndicate Team
Member




Approved by:
Steven Delaura
Date:12-03-2015

Global Syndicate Team
Member